Exhibit (n)(5)
Consent of Independent Auditor

Prospect Capital Corporation
New York, New York

We consent to the incorporation by reference in this Registration Statement on Form N-2 and Related Prospectus of Prospect Capital Corporation of our report dated August 26, 2025, relating to the consolidated financial statements of First Tower Company LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Prospect Capital Corporation for the year ended June 30, 2025.

/s/ RSM US LLP

Raleigh, North Carolina
February 10, 2026